Exhibit 99.1

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that:

1. This periodic report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the periodic report fairly represents, in all material respects, the financial condition and results of operations of Apex Mortgage Capital, Inc.

Dated:	August 14, 2002	/s/ Philip A. Barach
Philip A. Barach President and Chief Executive Officer (Principal Executive Officer)

/s/ David S. DeVito
David S. DeVito Chief Financial Officer (Principal Accounting Officer)